Exhibit 99.1

MISTRAS Announces Third Quarter 2025 Results

Robust Quarterly Organic Revenue Growth of 7.0%,
with an Expansion in Quarter-Over-Quarter Gross Profit Margin of 300 Basis Points,
Generating Net Income of $13.1 million and Earnings Per Diluted Share of $0.41,
Achieving Record Adjusted EBITDA of $30.2 million

PRINCETON JUNCTION, N.J., November 4, 2025 (GLOBE NEWSWIRE) -- MISTRAS Group, Inc. (NYSE: MG), a global leader in technology-enabled industrial asset integrity and testing solutions, reported financial results for its third quarter and nine months ended September 30, 2025.

Third Quarter 2025 Key Figures*
•Revenue of $195.5 million, an increase of 7.0%, with growth across five largest industries
•Gross profit of $58.2 million, up 19.0% or $9.3 million from $48.9 million, Gross profit margin of 29.8% as compared to 26.8%, an expansion of 300 basis points
•Net income of $13.1 million and Earnings Per Diluted Share of $0.41
•Adjusted EBITDA of $30.2 million, compared to $23.3 million, an increase of 29.6%; Adjusted EBITDA margin of 15.4% as compared to 12.7%, an expansion of 270 basis points

Year-to-Date 2025 Key Figures*
•Revenue of $542.6 million, a decrease of 2.6%, yet essentially flat giving effect to the exclusion of voluntary Laboratory consolidations
•Gross profit of $153.0 million, up 4.5% or $6.6 million from $146.4 million, Gross profit margin of 28.2% as compared to 26.3%, an expansion of 190 basis points
•Net income of $12.9 million and Earnings Per Diluted Share of $0.41
•Adjusted EBITDA of $66.3 million, compared to $61.6 million, an increase of 7.7%; Adjusted EBITDA margin of 12.2% as compared to 11.1%, an expansion of 110 basis points

*All comparisons are consolidated and versus the equivalent prior year period, unless otherwise noted and give effect to the reclassification of certain overhead and personnel expenses in the Unaudited Condensed Consolidated Statements of Income from SG&A to Cost of revenue. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP financial measures set forth in tables attached to this press release.

Natalia Shuman, President and Chief Executive Officer commented:
“I am pleased to report our third quarter performance, which resulted in quarterly Adjusted EBITDA of $30.2 million, up nearly 30% year-over-year, reflecting continued material improvement in our operating leverage and pursuit of profitable growth and diversification. We believe that this growth reflects the strength of our operating model, disciplined cost management, and continued focus on driving efficiencies across the business. We also achieved an increase in revenue of 7.0%, with growth generated in each of our five largest industries served, including double-digit growth in Aerospace & Defense, Industrials, Infrastructure, and Power Generation. This overall revenue growth was driven by market demand for our services and demonstrates the success of our comprehensive solutions and our ability to deliver on our customers’ expectations.”

Ms. Shuman continued, “We have the foundation, technical know-how, proven expertise and the people to win. We are advancing our organizational systems, empowering our technicians with digital tools, and investing in relationships with our customers to drive ROI and shareholder value.”

Third Quarter and First Nine Months 2025 Additional Detailed Highlights:
The Company’s prior year results reflect the reclassification of certain overhead and personnel expenses in the Unaudited Condensed Consolidated Statements of Income, from SG&A to cost of revenue. The reclassification recorded within the financials was $5.7 million and $15.4 million for the three and nine month periods ended September 30, 2024, respectively. This reclassification of overhead and personnel expenses had no impact on income from operations, net income or Adjusted EBITDA comparability.

Income from operations was $20.4 million in the third quarter of 2025, as compared to $11.9 million in the prior year comparable period, an increase of 71.9% year over year. Third quarter income from operations before special items (non-GAAP) was $22.3 million as compared to $13.1 million in the prior year comparable period.

The Company recorded $1.8 million of reorganization and other costs in the third quarter of 2025 related to the Company’s continued actions to reduce support, overhead, and other related costs.

Net income was $13.1 million in the third quarter of 2025, or $0.41 per diluted share, as compared to net income of $6.4 million, or $0.20 per diluted share, in the prior year comparable period. Third quarter net income excluding special items (non-GAAP) was $14.6 million, or $0.46 per diluted share, as compared to net income excluding special items (non-GAAP) of $6.3 million, or $0.20 per diluted share, in the prior year comparable period.

In the first nine months of 2025, net cash provided by operating activities was $0.8 million, a decrease from $24.5 million of net cash provided by operating activities in the prior year period. Free cash flow (non-GAAP) was negative $20.9 million in the first nine months of 2025, compared to positive $6.3 million in the prior year comparable period. This decrease in net cash provided by operating activities and free cash flow (non-GAAP) is largely due to an increase in accounts receivable related to working capital timing.

The Company’s gross debt was $202.3 million as of September 30, 2025, compared to $169.6 million and $189.4 million as of December 31, 2024 and June 30, 2025, respectively. The Company’s net debt, a non-GAAP financial measure, was $174.5 million as of September 30, 2025 as compared to $151.3 million and $168.8 million as of December 31, 2024 and June 30, 2025, respectively.

2025 Outlook
Although strong revenue growth was achieved in the third quarter, the Company expects full-year 2025 revenue to be between $716.0 million to $720.0 million. This would represent essentially flat performance compared to the prior year, giving effect to the exclusion of voluntary Laboratory consolidations of approximately 1% in full year 2025 revenue resulting from the Company’s ongoing efforts to exit unprofitable business during 2025.

Adjusted EBITDA has continued to improve and is expected to increase for full-year 2025. Accordingly, the Company is raising its prior qualitative Adjusted EBITDA guidance range of exceeding the 2024 Adjusted EBITDA level of $82.5 million. Based on the strong third quarter performance and the current fourth quarter forecast, the Company now expects its full-year Adjusted EBITDA to be between $86.0 million to $88.0 million.

Conference Call
In connection with this release, MISTRAS will hold a conference call on November 5, 2025, at 9:00 a.m. Eastern Standard Time. To listen to the live webcast of the conference call, visit the Investor Relations section of MISTRAS Group’s website at www.mistrasgroup.com. Individuals wishing to participate in the live question and answer session may pre-register at: https://mistras-q3-earnings-2025.open-exchange.net/. Following the conference call, an archived webcast of the call will be available for one year by visiting the Investor Relations section of MISTRAS Group’s website.

About MISTRAS Group, Inc. - One Source for Asset Protection Solutions®
MISTRAS Group, Inc. (NYSE: MG) is a global leader in technology-enabled industrial asset integrity and testing solutions, serving critical industries including oil & gas, aerospace & defense, power & utilities, manufacturing, and civil infrastructure. The company provides a diversified portfolio of products and services, ranging from advanced non-destructive testing and pipeline inspections to real-time condition monitoring, maintenance planning, and specialized engineering, powered by a proprietary management software suite that centralizes integrity data for predictive analytics and benchmark analysis. With a long-standing track record of innovation and deep industry expertise, MISTRAS helps clients reduce risk, extend asset life, and optimize operational performance. Learn more at www.mistrasgroup.com.
INVESTORS CONTACT:
Edward Prajzner
Senior Executive Vice President & Chief Financial Officer
+1 (833) MISTRAS | investors@mistrasgroup.com

Forward-Looking and Cautionary Statements
Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, enhancements in our organizational systems, tools and integrated solutions, the Company's efforts to voluntarily exit unprofitable business and our outlook and expectations for full-year 2025 revenue and Adjusted EBITDA. Such forward-looking statements relate to MISTRAS' financial results and estimates, products and services, business model, operational and strategic initiatives to improve operating leverage, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on March 11, 2025, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and MISTRAS undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), this press release also contains adjusted financial measures that are not prepared in accordance with GAAP and that we believe provide investors and management with supplemental information relating to the Company’s operating performance and trends that facilitate comparisons between periods and with respect to trends and projected information. The term "Adjusted EBITDA" used in this release is a financial measure not calculated in accordance with GAAP and is defined by the Company as net income attributable to MISTRAS Group, Inc. plus: interest expense, provision for income taxes, depreciation and amortization, share-based compensation expense, certain acquisition related costs (including transaction due diligence costs and adjustments to the fair value of contingent consideration), foreign exchange (gain) loss, other income, non-cash impairment charges, reorganization and other costs and, if applicable, certain additional special items which are noted. A reconciliation of Adjusted EBITDA to Net Income (Loss) as computed under GAAP is set forth in a table attached to this press release. The Company also uses the term “free cash flow” a non-GAAP financial measure. The Company defines "free cash flow" as cash provided by operating activities less capital expenditures (which is classified as an investing activity). The Company additionally uses the terms: “Segment and Total Company Income (Loss) from Operations (GAAP) to Income (Loss) from Operations before Special Items (non-GAAP)”, “Net Income (Loss) (GAAP) and Diluted EPS (GAAP) to Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)” which reconciles the non-GAAP amounts to the GAAP financial measure. The non-GAAP financial performance measure "Income (loss) from operations before special items” is used for each of our three operating segments, the Corporate segment and the "Total Company". Income (Loss) from operations before Special Items excludes: (a) transaction expenses related to acquisitions, such as professional fees and due diligence costs, (b) the net changes in the fair value of acquisition-related contingent consideration liabilities, (c) impairment charges, (d) reorganization and other costs, which includes items such as severance, labor relations matters and asset and lease termination costs and (e) other special items such as environmental expense and legal settlement and insurance recoveries. These adjustments have been excluded from the GAAP measure because these expenses and credits are not related to our or any individual segment's core business operations. The acquisition related costs and special items can be a net expense or credit in any given period. This press release also includes the term “net debt”, a non-GAAP financial measure which the Company defines as the sum of the current and long-term portions of long-term debt, less cash and cash equivalents. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are also set forth in tables attached to this press release. Each of these non-GAAP financial measures has material limitations as a performance or liquidity measure and should not be considered alternatives to Net Income (Loss) or any other measures derived in accordance with GAAP. Because Income (loss) from operations before special items and other non-GAAP financial measures used in this press release may not be calculated in the same manner by all companies, these measures may not be comparable to other similarly titled measures used by other companies.

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2025	December 31, 2024
ASSETS	(unaudited)
Cash and cash equivalents	$27,805	$18,317
Accounts receivable, net	174,787	127,281
Other current assets	34,906	26,872
Property, plant and equipment, net	87,658	80,892
Goodwill	183,725	181,442
Other long-term assets	87,375	88,234
Total assets	$596,256	$523,038
LIABILITIES AND EQUITY
Accounts payable	$18,375	$11,128
Current portion of long-term debt	13,035	11,591
Other current liabilities	94,381	92,206
Long-term debt, net of current portion	189,235	158,056
Other long-term liabilities	53,404	51,162
Equity	227,826	198,895
Total liabilities and equity	$596,256	$523,038

Mistras Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Revenue	$195,549	$182,694	$542,569	$556,909
Cost of revenue	131,826	128,064	372,851	392,956
Depreciation	5,530	5,725	16,688	17,556
Gross profit	58,193	48,905	153,030	146,397
Selling, general and administrative expenses	33,478	33,200	108,923	105,632
Reorganization and other costs	1,764	2,143	7,802	4,219
Environmental expense	199	—	1,257	—
Legal settlement and insurance recoveries, net	—	(868)	—	(808)
Research and engineering	210	241	778	816
Depreciation and amortization	2,161	2,331	6,473	7,170
Income from operations	20,381	11,858	27,797	29,368
Other income	—	(1,479)	—	(1,479)
Interest expense	3,381	4,303	10,944	13,145
Income before provision for income taxes	17,000	9,034	16,853	17,702
Provision for income taxes	3,797	2,618	3,692	3,909
Net income	13,203	6,416	13,161	13,793
Less: net income attributable to noncontrolling interests, net of taxes	95	15	222	28
Net income attributable to Mistras Group, Inc.	$13,108	$6,401	$12,939	$13,765

Net income per common share:
Basic	$0.42	$0.21	$0.41	$0.45
Diluted	$0.41	$0.20	$0.41	$0.44
Weighted-average common shares outstanding:
Basic	31,543	31,002	31,361	30,895
Diluted	31,880	31,660	31,920	31,513

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue
North America	$160,609	$149,845	$437,503	$456,588
International	35,521	33,662	107,812	100,972
Products and Systems	4,036	3,276	9,867	9,860
Corporate and Eliminations	(4,617)	(4,089)	(12,613)	(10,511)
Total	$195,549	$182,694	$542,569	$556,909

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Gross Profit
North America	$45,103	$37,173	$115,653	$112,423
International	11,190	9,912	32,548	29,068
Products and Systems	2,192	1,802	5,152	4,836
Corporate and Eliminations	(292)	18	(323)	70
Total	$58,193	$48,905	$153,030	$146,397

Mistras Group, Inc. and Subsidiaries
Unaudited Revenues by Category
(in thousands)
Revenue by industry was as follows:

Three Months Ended September 30, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$97,484	$8,125	$60	$—	$105,669
Aerospace & Defense	17,675	6,395	137	—	24,207
Industrials	15,469	6,773	360	—	22,602
Power Generation & Transmission	10,074	3,714	696	—	14,484
Other Process Industries	4,722	4,014	38	—	8,774
Infrastructure, Research & Engineering	5,285	3,610	1,674	—	10,569
Petrochemical	3,694	15	—	—	3,709
Other	6,206	2,875	1,071	(4,617)	5,535
Total	$160,609	$35,521	$4,036	$(4,617)	$195,549

Three Months Ended September 30, 2024	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$90,460	$9,040	$3	$—	$99,503
Aerospace & Defense	16,181	5,663	42	—	21,886
Industrials	12,285	6,749	478	—	19,512
Power Generation & Transmission	8,029	3,081	544	—	11,654
Other Process Industries	7,836	3,900	79	—	11,815
Infrastructure, Research & Engineering	5,189	2,744	797	—	8,730
Petrochemical	3,806	198	—	—	4,004
Other	6,059	2,287	1,333	(4,089)	5,590
Total	$149,845	$33,662	$3,276	$(4,089)	$182,694

Nine Months Ended September 30, 2025	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$275,849	$28,714	$486	$—	$305,049
Aerospace & Defense	48,530	19,690	393	—	68,613
Industrials	38,804	20,887	1,085	—	60,776
Power Generation & Transmission	22,618	6,796	1,516	—	30,930
Other Process Industries	17,100	12,930	46	—	30,076
Infrastructure, Research & Engineering	12,447	10,192	3,211	—	25,850
Petrochemical	9,329	126	—	—	9,455
Other	12,826	8,477	3,130	(12,613)	11,820
Total	$437,503	$107,812	$9,867	$(12,613)	$542,569

Nine Months Ended September 30, 2024	North America	International	Products & Systems	Corp/Elim	Total
Oil & Gas	$289,843	$31,841	$240	$—	$321,924
Aerospace & Defense	48,152	18,092	100	—	66,344
Industrials	33,047	18,480	1,478	—	53,005
Power Generation & Transmission	18,953	6,017	1,569	—	26,539
Other Process Industries	26,132	12,337	155	—	38,624
Infrastructure, Research & Engineering	14,286	7,762	1,901	—	23,949
Petrochemical	11,467	900	—	—	12,367
Other	14,708	5,543	4,417	(10,511)	14,157
Total	$456,588	$100,972	$9,860	$(10,511)	$556,909

Consolidated Revenue by type was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue by type
Field Services	$125,873	$127,246	$359,532	$388,129
Laboratories	16,838	15,014	47,549	49,147
Data Analytical Solutions	19,600	17,876	51,911	51,757
Other	33,238	22,558	83,577	67,876
Total	$195,549	$182,694	$542,569	$556,909

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Segment and Total Company Income (Loss) from Operations (GAAP) to
Income (Loss) from Operations before Special Items (non-GAAP)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
North America:
Income from operations (GAAP)	$22,753	$17,455	$46,026	$49,742
Reorganization and other costs	283	835	2,754	927
Legal settlement and insurance recoveries, net	—	(868)	—	(808)
Income from operations before special items (non-GAAP)	$23,036	$17,422	$48,780	$49,861
International:
Income from operations (GAAP)	$3,838	$1,778	$8,923	$4,548
Reorganization and other costs	171	147	441	410
Income from operations before special items (non-GAAP)	$4,009	$1,925	$9,364	$4,958
Products and Systems:
Income from operations (GAAP)	$1,051	$670	$1,714	$1,479
Reorganization and other costs	—	182	151	184
Income from operations before special items (non-GAAP)	$1,051	$852	$1,865	$1,663
Corporate and Eliminations:
Loss from operations (GAAP)	$(7,261)	$(8,045)	$(28,866)	$(26,401)
Environmental expense	199	—	1,257	—
Reorganization and other costs	1,310	979	4,456	2,698
Loss from operations before special items (non-GAAP)	$(5,752)	$(7,066)	$(23,153)	$(23,703)
Total Company:
Income from operations (GAAP)	$20,381	$11,858	$27,797	$29,368
Environmental expense	199	—	1,257	—
Reorganization and other costs	1,764	2,143	7,802	4,219
Legal settlement and insurance recoveries, net	—	(868)	—	(808)
Income from operations before special items (non-GAAP)	$22,344	$13,133	$36,856	$32,779

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by (used in):
Operating activities	$4,462	$19,356	$843	$24,471
Investing activities	(7,548)	(5,935)	(18,964)	(17,152)
Financing activities	11,306	(11,508)	26,216	(6,247)
Effect of exchange rate changes on cash	(372)	1,270	1,393	1,642
Net change in cash and cash equivalents	$7,848	$3,183	$9,488	$2,714

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities (GAAP)	$4,462	$19,356	$843	$24,471
Less:
Purchases of property, plant and equipment	(8,532)	(4,716)	(18,534)	(14,315)
Purchases of intangible assets	(874)	(1,428)	(3,166)	(3,832)
Free cash flow (non-GAAP)	$(4,944)	$13,212	$(20,857)	$6,324

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Gross Debt (GAAP) to Net Debt (non-GAAP)
(in thousands)

	September 30, 2025	December 31, 2024
Current portion of long-term debt	$13,035	$11,591
Long-term debt, net of current portion	189,235	158,056
Total Debt (Gross)	202,270	169,647
Less: Cash and cash equivalents	(27,805)	(18,317)
Total Debt (Net)	$174,465	$151,330

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Net income (GAAP)	$13,203	$6,416	$13,161	$13,793
Less: Net income attributable to non-controlling interests, net of taxes	95	15	222	28
Net income attributable to Mistras Group, Inc.	$13,108	$6,401	$12,939	$13,765
Interest expense	3,381	4,303	10,944	13,145
Income tax (benefit)/expense	3,797	2,618	3,692	3,909
Depreciation and amortization	7,691	8,056	23,161	24,726
Share-based compensation expense(1)	969	1,350	4,098	4,114
Other income	—	(1,479)	—	(1,479)
Reorganization and other related costs(1)	1,764	2,143	7,802	4,219
Environmental expense	199	—	1,257	—
Legal settlement and insurance recoveries, net	—	(868)	—	(808)
Foreign exchange loss (gain)	(735)	765	2,420	(23)
Adjusted EBITDA (non-GAAP)	$30,174	$23,289	$66,313	$61,568
_______________
(1) For the three months ended September 30, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $0.5 million. For the nine months ended September 30, 2025, the Company recognized share-based compensation expense within Reorganization and other costs of $2.0 million.

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (GAAP) and Diluted EPS (GAAP) to
Net Income Excluding Special Items (non-GAAP) and Diluted EPS Excluding Special Items (non-GAAP)
(tabular dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to Mistras Group, Inc. (GAAP)	$13,108	$6,401	$12,939	$13,765
Special items	1,963	(204)	9,059	1,932
Tax impact on special items	(462)	58	(1,963)	(463)
Special items, net of tax	$1,501	$(146)	$7,096	$1,469
Net income attributable to Mistras Group, Inc. Excluding Special Items (non-GAAP)	$14,609	$6,255	$20,035	$15,234

Diluted EPS (GAAP)(1)	$0.41	$0.20	$0.41	$0.44
Special items, net of tax	0.05	—	0.22	0.05
Diluted EPS Excluding Special Items (non-GAAP)	$0.46	$0.20	$0.63	$0.49
_______________
(1) For the three months ended September 30, 2025, 388,000 shares, related to stock options and 165,000 shares, related to restricted stock units ("RSUs") were anti-dilutive and therefore were excluded from the calculation of diluted earnings per share. For the nine months ended September 30, 2025, 379,000 shares, related to stock options and 227,000 shares, related to RSUs were anti-dilutive and therefore were excluded from the calculation of diluted earnings per share.